Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-185444) pertaining to the 2007 Stock Plan, the 2012 Equity Incentive Plan and the 2012 Employee Stock Purchase Plan of SolarCity Corporation of our report dated March 27, 2013, with respect to the consolidated financial statements of SolarCity Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Redwood City, California

March 27, 2013